--------------------------------------------------------------------------------
                                   FORM 8-K/A
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                          Date of Report: July 27, 1999


     Commission file number: 0-27992


                              ELAMEX, S.A. de C.V.
             (Exact name of registrant as specified in its charter)


           Mexico                                            Not Applicable
(State or other jurisdiction of                             (I.R.S. employer
 incorporation or organization)                          identification number)


Avenida Insurgentes No. 4145-B Ote.
  Cd. Juarez, Chihuahua  Mexico                                C.P. 32340
(Address of principal executive offices)                       (Zip code)


                                 (915) 774-8252
               Registrant's telephone number, including area code
                                in El Paso, Texas


Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 [17 CFR 240.13a-11] or Rule 15d-11 [17 CFR 240.15d-11].




                              ELAMEX, S.A. de C.V.

                                      INDEX


Item 7. Financial Statements and Exhibits.

(a)         Financial Statements of Precision Tool, Die and Machine Company, Inc.

                Independent Auditors' Report                                                   1

                Financial Statements

                    Balance Sheets as of July 02, 1999 (unaudited) and March 31, 1999          2

                    Statements of Operations for the Year Ended March 31, 1999 and the
                    the Three Months Ended July 02, 1999  (unaudited) and June 28, 1998
                    (unaudited)                                                                3

                    Statement of Stockholders' Equity for the Year Ended March 31, 1999
                    and the Three Months ended July 02, 1999 (unaudited)                       4

                    Statements of Cash Flows for the Year Ended March 31, 1999 and the
                    Three Months ended July 02, 1999  (unaudited) and June 28, 1998
                    (unaudited)                                                                5

                    Notes to the Financials Statements                                         6

(b)         Pro Forma Consolidated Financial Information for Elamex, S.A. de C.V. (Unaudited)

                    Pro Forma Consolidated Financials Statements                               12

                    Pro Forma Consolidated Balance Sheet as of July 02, 1999                   13

                    Pro Forma Consolidated Statement of Earnings for the Year Ended
                    December 31, 1998                                                          14

                    Pro Forma Consolidated Statement of Earnings for the Six Months ended
                    July 02, 1999                                                              15

                    Notes to Pro Forma Consolidated Financial Statements                       16




INDEPENDENT AUDITORS' REPORT


To the Stockholder of
  Precision Tool, Die and Machine Company, Inc.
Louisville, Kentucky

We have audited the accompanying balance sheet of Precision Tool, Die and Machine Company, Inc. (Company) as of March 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




/s/ Deloitte & Touche LLP

July 30, 1999
Louisville, Kentucky

PRECISION TOOL, DIE AND MACHINE COMPANY, INC.
BALANCE SHEETS
                                                                           July 02,            March 31,
                                                                             1999                 1999
                                                                         (Unaudited)
                                                                       ----------------     ----------------
ASSETS
CURRENT ASSETS:
  Cash                                                               $         436,982              240,170
  Restricted cash                                                               53,558              128,433
  Accounts receivable                                                       10,326,551           11,814,515
  Inventories                                                                3,853,219            3,470,818
  Income taxes receivable                                                      530,787              199,683
  Deferred tax assets                                                           58,348               43,391
  Prepaid expenses and other                                                   447,313               98,148
                                                                       ----------------     ----------------

           Total current assets                                             15,706,758           15,995,158

PROPERTY, PLANT AND EQUIPMENT, net                                           8,761,156            8,128,481

NOTES RECEIVABLE FROM STOCKHOLDERS                                             253,928              253,928

OTHER ASSETS                                                                   402,560              410,156
                                                                       ----------------     ----------------

TOTAL                                                                $      25,124,402           24,787,723
                                                                       ================     ================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Borrowings under bank lines of credit                              $       3,300,000            2,650,000
  Accounts payable                                                          10,689,533           10,959,709
  Accrued expenses                                                             463,653              195,708
  Current portion of long-term debt and capitalized lease obligations          597,942              597,942
                                                                       ----------------     ----------------

           Total current liabilities                                        15,051,128           14,403,359

LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS                             3,243,013            3,470,252

DEFERRED INCOME TAX LIABILITY                                                   57,117               60,885
                                                                       ----------------     ----------------

           Total liabilities                                                18,351,258           17,934,496
                                                                       ----------------     ----------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 7,000 shares authorized,
   2,850 shares issued and outstanding                                           2,850                2,850
  Retained earnings                                                          6,770,294            6,850,377
                                                                       ----------------     ----------------

           Total stockholders' equity                                        6,773,144            6,853,227
                                                                       ----------------     ----------------

TOTAL                                                                $      25,124,402           24,787,723
                                                                       ================     ================

See notes to financial statements.





PRECISION TOOL, DIE AND MACHINE COMPANY, INC.
STATEMENTS OF OPERATIONS

                                                                            Year Ended                 Three Months Ended
                                                                                              ------------------------------------
                                                                             March 31,            July 02,            June 28,
                                                                               1999                 1999                1998
                                                                                                 (Unaudited)         (Unaudited)
                                                                         -----------------    -----------------   -----------------

NET SALES                                                              $       60,974,934           17,042,446          15,615,239

COST OF SALES                                                                  55,744,099           15,707,329          14,091,325
                                                                         -----------------    -----------------   -----------------

GROSS PROFIT                                                                    5,230,835            1,335,118           1,523,914

OPERATING EXPENSES                                                              3,480,301            1,324,525           1,169,031
                                                                         -----------------    -----------------   -----------------

OPERATING INCOME                                                                1,750,534                                  354,883
                                                                                                        10,592
                                                                         -----------------    -----------------   -----------------

OTHER INCOME (EXPENSE):
  Interest expense                                                               (389,804)            (116,744)           (107,304)
  Loss on disposals of property, plant and equipment                              (14,700)                -                (14,808)
  Other                                                                            35,236                9,475              19,702
                                                                         -----------------    -----------------   -----------------

           Other expense, net                                                    (369,268)            (107,269)           (102,410)
                                                                         -----------------    -----------------   -----------------

INCOME (LOSS) BEFORE INCOME TAXES                                               1,381,266              (96,676)            252,473

INCOME TAX EXPENSE (BENEFIT)                                                      615,258              (16,593)            118,951
                                                                         -----------------    -----------------   -----------------

NET INCOME (LOSS)                                                      $          766,008              (80,083)            133,522
                                                                         =================    =================   =================

See notes to financial statements





PRECISION TOOL, DIE AND MACHINE COMPANY, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED MARCH 31, 1999 AND THE THREE MONTHS ENDED JULY 02, 1999 (UNAUDITED)

                                                                                                                 Total
                                                          Common Stock                    Retained           Stockholders'
                                                   ---------------------------
                                                      Shares         Amount               Earnings               Equity


BALANCE, APRIL 1, 1998                                   2,850        $  2,850             $  6,084,369          $  6,087,219

Net income for the year                                 -              -                        766,008               766,008
                                                   ------------   ------------        -----------------     -----------------

BALANCE, MARCH 31, 1999                                  2,850           2,850                6,850,377             6,853,227

Net loss for the period (unaudited)                     -              -                        (80,083)              (80,083)
                                                   ------------   ------------        -----------------     -----------------

BALANCE, JULY 02, 1999 (unaudited)                       2,850        $  2,850             $  6,770,294          $  6,773,144
                                                    ============   ============        =================     =================

See notes to financial statements.

PRECISION TOOL, DIE AND MACHINE COMPANY, INC.
STATEMENTS OF CASH FLOWS

                                                                               Year Ended              Three Months Ended
                                                                                               -----------------------------------
                                                                                March 31,          July 02,           June 28,
                                                                                  1999               1999               1998
                                                                                                  (Unaudited)       (Unaudited)
                                                                            -----------------  -----------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                       $          766,008            (80,083)           133,522
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    Depreciation and amortization                                                  1,089,989            251,976            259,572
    Deferred taxes                                                                   (25,598)           (18,725)           (36,683)
    Loss on disposals of property, plant and equipment                                14,700               -                  -
    Changes in assets and liabilities:
      Accounts receivable                                                         (2,198,618)         1,487,964           (476,567)
      Inventories                                                                     81,806           (382,401)          (319,601)
      Income taxes receivable                                                       (511,225)          (331,104)           472,342
      Prepaid expenses and other assets                                              274,123           (341,569)            90,945
      Accounts payable and accrued expenses                                        2,532,909             (2,231)           794,666
                                                                            -----------------  -----------------  ----------------

           Net cash provided by operating activities                               2,024,094            583,827            918,196
                                                                            -----------------  -----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment                                  (2,351,223)          (884,651)           (57,349)
  Proceeds from disposals of property, plant, and equipment                            4,747               -                  -
                                                                            -----------------  -----------------  ----------------

           Net cash used in investing activities                                  (2,346,476)          (884,651)           (57,349)
                                                                            -----------------  -----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under bank lines of credit                              2,900,000            650,000               -
  Principal payments of borrowing under bank lines of credit                      (1,950,000)              -              (700,000)
  Principal payments of long-term debt and capital lease obligations                (662,323)          (227,239)          (241,566)
  Change in restricted cash                                                           (1,716)            74,875             74,822
                                                                            -----------------  -----------------  ----------------

           Net cash provided by (used in) financing activities                       285,961            497,636           (866,744)
                                                                            -----------------  -----------------  ----------------

NET (DECREASE) INCREASE IN CASH                                                      (36,421)           196,812             (5,897)

CASH, BEGINNING OF PERIOD                                                            276,591            240,170            403,308
                                                                            -----------------  -----------------  ----------------

CASH, END OF PERIOD                                                       $          240,170            436,982            397,411
                                                                            =================  =================  ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                              $          394,629            116,744            107,304
                                                                            =================  =================  ================
    Income taxes                                                          $        1,076,346            240,400            118,951
                                                                            =================  =================  ================

See notes to financial statements.

PRECISION TOOL, DIE AND MACHINE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - Precision Tool, Die and Machine Company, Inc. (Company) manufactures and sells, generally on an unsecured basis, stamped metal components for the appliance industry; the heating, venting and air conditioning industry; and the automotive industry throughout the southeastern United States. The Company has one operating segment.

     Investments - Investments are classified as available for sale and are recorded at fair value.

     Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property, Plant and Equipment - Property, plant and equipment are stated at cost. Buildings and the fixed assets financed by two industrial revenue bonds are depreciated using the straight-line method over the useful lives of the related assets. All other fixed assets are depreciated using accelerated methods over the useful lives of the related assets. Estimated lives are 30-40 years for buildings, and 3-15 years for machinery, equipment, office furniture and vehicles. Leased equipment is amortized using accelerated methods over the term of their respective leases or the estimated useful lives of the assets, whichever is shorter.

     Recent Accounting Pronouncements - In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The impact of adoption of this pronouncement is not expected to be material to the Company's financial position or results of operations.

     Use of  Estimates  -  Financial  statements  prepared  in  conformity  with
     generally  accepted  accounting   principles  require  management  to  make
     estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

2.   INVENTORIES

     Inventories consist of the following:

                                                                                   July 02,                March 31,
                                                                                    1999                        1999
                                                                                (unaudited)

         Raw materials                                                          $1,835,883                $1,725,572
         Work in process                                                           917,177                 1,021,961
         Finished goods                                                          1,100,159                   723,285
                                                                                 ----------               ------------

         Total                                                                  $3,853,219                $3,470,818
                                                                                ==========                ==========

3.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                                                   July 02,                March 31,
                                                                                     1999                    1999
                                                                                (unaudited)

         Land                                                                   $   318,808               $   300,914
         Building                                                                 4,154,902                 4,169,262
         Machinery and equipment                                                  8,449,274                 8,391,447
         Office furniture and equipment                                             736,289                   699,922
         Vehicles                                                                   141,219                   141,219
         Construction in progress                                                 2,643,627                 1,831,964
                                                                                -----------               -----------

         Total                                                                   16,444,119                15,534,728
         Less accumulated depreciation                                            7,682,963                 7,406,247
                                                                                -----------               -----------

         Net                                                                    $ 8,761,156               $ 8,128,481
                                                                                ===========               ===========

     At July 02, 1999 and March 31, 1999, the Company had outstanding purchase commitments relating to the expansion of its production facility totaling approximately $5,606,000 (unaudited) and $7,461,000, respectively.


4.    OTHER ASSETS

      Other assets consist of the following:

                                                                                   July 02,                March 31,
                                                                                     1999                    1999
                                                                                (unaudited)

         Cash surrender value of life insurance, net of related policy
           loans                                                                  $189,911                  $189,911
         Prepaid tooling fees                                                      135,651                   140,473
         Loan fees, net of amortization                                             70,498                    73,272
         Other                                                                       6,500                     6,500
                                                                                ------------               -----------

         Total                                                                    $402,560                  $410,156
                                                                                  ========                  ========


5.   LINES OF CREDIT, LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS

     Borrowings under lines of credit and long-term debt are as follows:

                                                                                   July 02,       March 31,
                                                                                     1999           1999
                                                                                (unaudited)

    Borrowings Under Lines of Credit:
      Borrowings under  $4,000,000  line of credit  agreement with bank expiring
      August 25, 1999 bearing interest at the bank's index rate minus .25%
      (effective rate of 7.5% at March 31, 1999)                                $1,250,000       $1,000,000

      Borrowings under  $3,000,000  line of credit  agreement with bank expiring
      October 25, 1999 bearing interest at the bank's index rate minus .75%
      (effective rate of 7.0% at March 31, 1999)                                 2,050,000        1,650,000
                                                                                ------------     -----------

               Total borrowings under bank lines of credit                      $3,300,000       $2,650,000
                                                                                ============     ===========

    Long-term Debt:
      Industrial  building  revenue bonds,  bearing  interest at a variable rate based on the bank's index rate (5.70% at March 31, 1999); Requires monthly
      sinking fund payments through March, 2007                                 $2,240,000       $2,295,000

      Note  payable to Capital  One Funding  Corporation;  principle  Payable in semi-annual installments plus interest at a variable rate based on the
      index rate (5.63% at March 31, 1999)                                       1,500,000        1,650,000
                                                                                ----------       -----------

               Total long-term debt                                              3,740,000        3,945,000

      Capitalized lease obligations                                                117,427          123,194
                                                                                -----------      ----------

    Total long-term debt and capitalized lease obligations                       3,857,427        4,068,194
    Less current maturities                                                        597,942          597,942
                                                                                ----------       -----------

    Long-term debt and capitalized lease obligations                            $3,259,485       $3,470,252
                                                                                ==========       ===========

     The note payable to Capital One Funding Corporation requires the Company to make monthly deposits to a restricted bank account in amounts sufficient to pay, when due, the semi-annual principle and interest on the note. At July 02, 1999 and March 31, 1999, cash of $53,558 (unaudited) and $128,433, respectively, was so restricted.

     Borrowings under the bank lines of credit and the long-term debt are collateralized by substantially all of the Company's assets. The long-term debt agreements contain a number of affirmative and negative covenants, the more significant of which precludes the Company from paying dividends without the prior consent of the lenders, places limitations on additional borrowings and requires the Company to maintain certain financial ratios.

      The maturities of long-term debt for each of the next five years are as follows:

Years Ended:
  March 31
2000                                                        $   520,000
2001                                                            540,000
2002                                                            555,000
2003                                                            570,000
2004                                                            590,000
Thereafter                                                    1,170,000

TOTAL                                                        $3,945,000

6.   PROFIT SHARING PLAN

     The Company has a profit sharing plan under Section 401(k) of the Internal Revenue Code that provides benefits to substantially all employees. The Company's contribution, as determined by the board of directors, was approximately $125,000 for the year ended March 31, 1999.

7.   INCOME TAXES

     The components of income tax expense for the year ended March 31, 1999 are as follows:

         Currently payable:
            Federal                                         $479,476
            State and local                                  161,380

                  Total currently payable                    640,856

         Deferred benefit:
            Federal                                          (20,629)
            State and local                                   (4,969)

                  Total currently payable                    (25,598)

         Total                                              $615,258

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at March 31, 1999 are as follows:

      Current deferred tax assets:
         Unrealized loss on investment securities available for sale       $30,076
         Inventories                                                         3,762
         Accrued vacation                                                    9,553
                                                                           --------

                  Total current deferred tax assets                        $43,391

      Long-term deferred tax liabilities - property, plant and equipment   $60,885
                                                                           =======

     A reconciliation of the Company's effective tax rate with the federal statutory tax rate follows:

         Federal statutory tax rate                                   34.0 %
         State and local taxes, net of federal income tax benefit      6.9
         Nondeductible expenses                                        3.6
                                                                      ----

         Effective tax rate                                           44.5 %

8.   LEASES

The Company leases various machinery and equipment under capital leases. The leases require monthly minimum rental payments. The machinery and equipment had a carrying value of $100,087, net of accumulated amortization of $246,067, at March 31, 1999.

The Company also has  non-cancelable  operating leases for various machinery and
equipment.   Future  minimum  annual   commitments   under  capital  leases  and
non-cancelable operating leases are as follows at March 31, 1999:

         Year Ended                                    Capital        Operating
         March 31                                      Leases           Leases

         2000                                          $ 88,541       $ 94,737
         2001                                            55,850         75,508
         2002                                                           46,407
         2003                                                           28,778
         2004                                                           10,320
         Thereafter                                                      4,300

         Total minimum lease payments                   144,391       $260,050
                                                                      ========
         Less imputed interest                          (21,197)
                                                       --------
         Present value of net minimun lease
         payments (included in long-term obligations)  $123,194

     Rental expense for operating lease was approximately $67,000 for the year ended March 31, 1999.

9.   RELATED PARTY TRANSACTIONS

     The Company has established an unfunded, non-qualified arrangement providing a pension benefit to a stockholder. The benefit includes monthly payments of $1,800 continuing until the death of the stockholder or a change in ownership or control of the Company. The expense under this arrangement for the year ended March 31, 1999, was $21,600.

     At March 31, 1999, the Company had notes receivable from stockholders of $253,928. The notes were payable in full on the earlier of December 19, 2007, or the effective date of a change in control of the Company. The notes were paid upon the acquisition of the Company on July 27, 1999 (see note 13).

     Accounts receivable at March 31, 1999 included $33,091 of bonus advances to officers.

10.  MAJOR CUSTOMERS/SUPPLIER

     The Company had sales of approximately $44,468,000 and $10,956,000 (unaudited) to two customers, or approximately 73% and 64% of total net sales for the year ended March 31, 1999 and the three months ended July 02, 1999, respectively. In addition, the Company had accounts receivable totaling approximately $8,730,000 and $7,443,759 (unaudited) at March 31, 1999 and July 02, 1999, respectively, from these customers.

     The Company purchased approximately $15,958,000 and $4,179,000 (unaudited) and had approximately $4,411,000 and $2,955,000 (unaudited) in outstanding accounts payable as of and for the year ended March 31, 1999 and the three months ended July 02, 1999 from one supplier, respectively. The major supplier is also one of the Company's major customers.

11.  COMMITMENTS/CONTINGENCIES

     The Company has an agreement with General Electric Appliances (G.E.A.) covering the purchase of home refrigeration selected minor-fab parts. The initial term of the agreement extends through February 2001 and may be extended thereafter from year-to-year. G.E.A. may terminate the agreement at anytime during this period without cause or breach on part of the Company and without further responsibility except for the obligation to pay termination charges. The termination charges are equal to the undepreciated and unamortized portions of the Company's actual capital expenditures for equipment, real property, and improvements necessary to manufacture G.E.A. products. The termination charges can not exceed $3,000,000.

     A complaint has been brought against the Company by a former sales representative alleging breach of contract, breach of good faith and unjust enrichment and seeking a declaratory judgement. The Plaintiff contends it is entitled to recover commissions for all orders placed by a certain customer during the operative period of the agreement, including purchase orders placed after termination of the agreement. Both parties have agreed to refer the matter to binding arbitration and to stay all proceedings pending resolution of the arbitration. Management is unable to determine the likelihood of prevailing at arbitration or the amount of loss in the event of an adverse outcome.

12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of the Company's financial instruments approximates their fair value.

13.  SUBSEQUENT EVENT

     On July 27, 1999, Elamex S.A. de C.V. acquired 100% of the Company's common stock for approximately $20,300,000 in cash.

                      Elamex, S.A. de C.V. and Subsidiaries
                   Pro Forma Consolidated Financial Statements
                                   (Unaudited)


As previously reported on Form 8-K dated July 27, 1999, Elamex, S.A. de C.V. (the "Company") consummated the purchase of all of the common stock of Precision Tool, Die and Machine Company, Inc., a Kentucky corporation ("Precision"). The Company acquired the stock from the shareholders of the privately held company for U.S. $20.3 million in cash. The purchase price was financed with cash on hand of the Company in the amount of U.S. $5.3 million and a loan agreement with General Electric Capital Corporation and Comerica Bank. Precision is a metal stamping business located in Louisville, Kentucky.

The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the six months ended July 02, 1999 give effect to the purchase by the Company of the capital stock of Precision as if the acquisitions and related financings occurred on January 01, 1998 (the beginning of fiscal 1998). The following unaudited pro forma consolidated balance sheet as of July 02, 1999 gives effect to the purchase of Precision as if the acquisition and related financing occurred as of that date. Precision's unaudited historical cost basis balance sheet as of July 02, 1999 was used to prepare the unaudited pro forma consolidated balance sheet.

The pro forma financial information is based on the historical consolidated financial statements of the Company and the unaudited historical financial statements of Precision and should be read in conjunction with the Company's consolidated financial statements and accompanying notes. The purchase method of accounting was used to prepare the pro forma financial statements using estimated fair values of the assets and liabilities of Precision. The purchase accounting adjustments to reflect the fair values of the assets and liabilities of Precision were based on management's evaluation as of this filing date and are subject to change pending final evaluation of the fair values of the assets and liabilities.

The pro forma financial  information does not purport to be indicative of either
a) the results of operations which would have actually been obtained if the acquisition had occurred on the dates indicated, or b) the results of operations which will be reported in the future.

                      ELAMEX, S.A. DE C.V. AND SUBSIDIARIES
                      Pro Forma Consolidated Balance Sheet
                               As of July 02, 1999
                               (In U. S. Dollars)
                                   (Unaudited)

                                                                                                    Pro Forma
                                                                                      ---------------------------------------
                                                     Elamex            Precision         Adjustments           Combined
                                               -------------------  ----------------  ------------------   ------------------
Assets
Current assets:
     Cash and cash equivalents               $         11,158,388           490,540         (5,343,102)(3)         6,305,826
     Receivables
        Trade accounts, net                            15,625,501        10,580,479                               26,205,980
        Other receivables                               2,743,359              -                                   2,743,359
        Related party note receivable                       7,992              -                                       7,992
                                               -------------------  ----------------  ------------------   ------------------
        Total receivables                              18,376,852        10,580,479               -               28,957,331
                                               -------------------  ----------------  ------------------   ------------------

     Inventories, net                                  15,304,981         3,853,219            (50,000)(1)        19,108,200
     Refundable income taxes                              484,423           530,787                                1,015,210
     Prepaid expenses and other                           835,036           505,661           (220,000)(5)         1,120,697
                                               -------------------  ----------------  ------------------   ------------------
        Total current assets                           46,159,680        15,960,686         (5,613,102)           56,507,264

Property, plant and equipment, net                     33,709,570         8,761,156          6,295,261 (1)        48,765,987
Goodwill                                                     -                 -            10,196,896 (1)        10,196,896
Other assets, net                                         486,733           402,560            220,000 (5)         1,109,293
                                               -------------------  ----------------  ------------------   ------------------

                                             $         80,355,983        25,124,402         11,099,055           116,579,440
                                              ===================  ================  ==================   ==================

Liabilities and Stockholders' Equity
Current liabilities:
     Notes payable                           $               -            3,300,000         15,000,000 (3)        18,300,000
     Accounts payable                                   8,866,602        10,689,533                               19,556,135
     Accrued expenses                                   3,183,016           278,476            480,000 (2)         3,941,492
     Current installments of long-term debt                  -              597,942                                  597,942
     Current obligations of capital leases                173,469              -                                     173,469
     Taxes payable                                      1,698,812           185,178                                1,883,990
     Deferred income taxes, net                         2,619,450              -                                   2,619,450
                                               -------------------  ----------------  ------------------   ------------------
        Total current liabilities                      16,541,349        15,051,128         15,480,000            47,072,477

Long-term debt, excluding current installments               -            3,125,586                                3,125,586
Capital lease obligations, excluding current obligations     -              117,427                                  117,427
Other liabilities                                         408,991              -                                     408,991
Deferred income taxes, net                                853,166            57,117          2,392,199 (1)         3,302,482
                                               -------------------  ----------------  ------------------   ------------------
        Total liabilities                              17,803,506        18,351,258         17,872,199            54,026,963

Minority Interest                                       2,203,968              -                                   2,203,968

Stockholders' equity:
     Common stock                                      35,060,468             2,850             (2,850)(4)        35,060,468
     Retained earnings                                 27,806,173         6,770,294         (6,770,294)(4)        27,806,173
     Treasury stock                                    (2,518,132)             -                                  (2,518,132)
                                               -------------------  ----------------  ------------------   ------------------
        Total stockholders' equity                     60,348,509         6,773,144         (6,773,144)           60,348,509
                                               -------------------  ----------------  ------------------   ------------------

Commitments and contingencies                                -                 -                  -                     -

                                             $         80,355,983        25,124,402         11,099,055           116,579,440
                                               ===================  ================  ==================   ==================

                      ELAMEX, S.A. DE C.V. AND SUBSIDIARIES

                  Pro Forma Consolidated Statement of Earnings
                          Year Ended December 31, 1998
                               (In U. S. Dollars)
                                   (Unaudited)


                                                                                                    Pro Forma
                                                                                       ------------------------------------
                                                      Elamex            Precision        Adjustments          Combined
                                                  ----------------   ----------------  ----------------    ----------------

Net sales                                      $      128,890,407         59,755,080                            188,645,487
Cost of sales                                         114,256,837         54,232,578           271,497 (1)      168,760,912
                                                  ----------------   ----------------  ----------------    ----------------

       Gross profit                                    14,633,570          5,522,502          (271,497)          19,884,575
                                                  ----------------   ----------------  ----------------    ----------------

Operating expenses:
    General and administrative                          7,208,912          2,890,533            62,845 (1)       10,162,290
    Selling                                             1,721,387            488,723                              2,210,110
    Research and development                            2,072,983           -                                     2,072,983
                                                  ----------------   ----------------  ----------------    ----------------

       Total operating expenses                        11,003,282          3,379,256            62,845           14,445,383
                                                  ----------------   ----------------  ----------------    ----------------

       Operating income                                 3,630,288          2,143,246          (334,342)           5,439,192
                                                  ----------------   ----------------  ----------------    ----------------

Other income (expense):
    Interest income                                       973,618               -                                   973,618
    Interest expense                                     (154,108)          (364,835)       (1,277,929)(2)       (1,796,872)
    Other, net                                          1,711,524             (3,427)                             1,708,097
                                                  ----------------   ----------------  ----------------    ----------------

       Total other income (expense)                     2,531,034           (368,262)       (1,277,929)             884,843
                                                  ----------------   ----------------  ----------------    ----------------

       Income before income taxes and
         minority interest                              6,161,322          1,774,984        (1,612,271)           6,324,035

    Income tax provision                                2,082,108            803,541          (418,922)(3)        2,466,727
                                                  ----------------   ----------------  ----------------    ----------------

    Income before minority interest                     4,079,214            971,443        (1,193,349)           3,857,308

    Minority interest                                     234,130               -                                   234,130
                                                  ----------------   ----------------  ----------------    ----------------

       Net income                              $        4,313,344            971,443        (1,193,349)           4,091,438
                                                  ================   ================  ================    ================



Basic and diluted income per
    common share                               $             0.59           -                 -                       0.56

Weighted average shares outstanding                     7,310,148           -                 -                  7,310,148



                      ELAMEX, S.A. DE C.V. AND SUBSIDIARIES

                  Pro Forma Consolidated Statement of Earnings
                         Six Months Ended July 02, 1999
                               (In U. S. Dollars)
                                   (Unaudited)


                                                                                                 Pro Forma
                                                     Elamex           Precision        Adjustments         Combined
                                                 ----------------  ----------------  ----------------   ---------------

Net sales                                      $      63,695,983        32,705,380                          96,401,363
Cost of sales                                         57,317,731        30,050,081          135,749 (1)     87,503,561
                                                 ----------------  ----------------  ----------------   ---------------

      Gross profit                                     6,378,252         2,655,298         (135,749)         8,897,801
                                                 ----------------  ----------------  ----------------   ---------------

Operating expenses:
    General and administrative                         3,873,756         1,845,169         (195,578) (1)     5,523,347
    Selling                                              920,075           235,392                           1,155,467
    Research and development                           1,003,145              -                              1,003,145
                                                 ----------------  ----------------  ----------------   ---------------

      Total operating expenses                         5,796,976         2,080,561         (195,578)         7,681,959
                                                 ----------------  ----------------  ----------------   ---------------

      Operating income                                   581,276           574,738           59,829          1,215,843
                                                 ----------------  ----------------  ----------------   ---------------

Other income (expense):
    Interest income                                      491,656            37,168                             528,824
    Interest expense                                    (209,797)         (221,444)        (638,964) (2)    (1,070,205)
    Other, net                                           518,024           (53,136)                            464,888
                                                 ----------------  ----------------  ----------------   ---------------

      Total other income (expense)                       799,883          (237,412)        (638,964)           (76,493)
                                                 ----------------  ----------------  ----------------   ---------------

      Income before income taxes and
         minority interest                             1,381,159           337,326         (579,135)         1,139,350

    Income tax provision                                 525,875            30,129         (123,201) (3)       432,803
                                                 ----------------  ----------------  ----------------   ---------------

    Income before minority interest                      855,284           307,197         (455,934)           706,547

    Minority interest                                    401,333              -                                401,333
                                                 ----------------  ----------------  ----------------   ---------------

      Net income                               $       1,256,617           307,197         (455,934)         1,107,880
                                                 ================  ================  ================   ===============


Basic and diluted income per
    common share                               $            0.18                 -          -                     0.16

Weighted average shares outstanding                    6,866,100                 -          -                6,866,100

                      Elamex, S.A. de C.V. and Subsidiaries
              Notes to Pro Forma Consolidated Financial Statements
             For the Year Ended December 31, 1998 and the Six Months
                               Ended July 02, 1999
                                   (Unaudited)


Balance Sheet

The pro forma adjustments to the consolidated balance sheet reflect the following:

(1)  Allocation of purchase price of Precision:

     Cash and borrowings                                            $20,343,102
     Transaction costs                                                  480,000
                                                                  --------------
                                                                     20,823,102

     Fair market value of net assets acquired                       (10,626,206)
     Excess purchase price to be allocated to goodwill               10,196,896

     The purchase accounting adjustments to reflect the fair value of assets and liabilities were based on management's evaluation as of this filing date and are subject to change pending final evaluation of the assets and liabilities.

(2) To accrue for additional transaction costs incurred, but not paid as of the closing of the transactions.

(3) To reflect the borrowing made by the Company of $15,000,000 to finance the transaction, as well as cash on hand to complete such transaction.

(4)  To reflect the elimination of Precision's equity.

(5) To reclassify loan cost expenses recorded as prepaid expenses prior to closing of the transaction.



Statements of Earnings

(1) To eliminate (a) $346,000 and $259,500 from Precision's results for the year ended December 31, 1998 and the six months ended July 02, 1999, respectively, representing bonuses paid to the former owners of Precision, which would not have been paid had the Company owned Precision, and (b) $101,000 and $191,000, from Precision's results for the year ended December 31, 1998 and the six months ended July 02, 1999, respectively, for expenses incurred in the selling of Precision; (c) to record $271,497 and $135,749 for the year ended December 31, 1998 and the six months ended July 02, 1999, respectively for depreciation expense due to the adjustment to fair market value of property plant and equipment acquired; and to record goodwill amortization based on the goodwill resulting from the acquisition on a straight-line basis over a 20-year period.

(2) To record interest expense at 8.31%, which is the effective rate specified in the loan agreement, and to record the amortization of loan costs on the $15,000,0000 borrowed to finance the purchase of Precision.

(3) To record tax effect of the taxable pro forma adjustments at the effective tax rate of 38%.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Ciudad Juarez, Chihuahua, Mexico.

                                             ELAMEX, S.A. de C.V.

Date: October 07, 1999               By:      /s/ Hector Raynal
                                              -----------------
                                               Hector M. Raynal
                                     President and Chief Executive Officer
                                          (Duly Authorized Officer)



Date: October 07, 1999               By:     /s/ Carlos Martens
                                             ------------------
                                             Carlos D. Martens
                                     Vice-President of Finance and
                                        Chief Financial Officer